As filed with the Securities and Exchange Commission on March 30, 1995.

                                                       Registration No. 33-_____
________________________________________________________________________________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                   _________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                   _________________________________________


                      UNITED STATES LIME & MINERALS, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                                  75-0789226
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               12221 Merit Drive
                                   Suite 500
                              Dallas, Texas  75251
                    (Address of principal executive offices)

                      UNITED STATES LIME & MINERALS, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                Timothy W. Byrne
                     Senior Vice President, Chief Financial
                       Officer, Treasurer, and Secretary
                      United States Lime & Minerals, Inc.
                               12221 Merit Drive
                                   Suite 500
                              Dallas, Texas  75251
                                 (214) 991-8400
           (Name, address, and telephone number of agent for service)

                   _________________________________________

                        Calculation of Registration Fee

                                                 Proposed             Proposed
                                                 maximum              maximum
Title of secu-               Amount to           offering             aggregate           Amount of
rities to be                 be Regis-           price per            offering            registration
registered(1)                tered(1)            share                price               fee(4)
---------------              ---------           ---------            ---------           ------------
Common Stock, $.10 par       185,000             $ 4.75(2)            $ 878,750           $  303.02
value                         shares

                              20,000               5.00(2)              100,000               34.48
                              shares

                             175,000               6.00(3)            1,050,000              362.07
                              shares

Total Amount of Fee                                                                       $  699.57
                                                                                          =========

_____________________________

(1) This registration statement (the "Registration Statement") covers shares of Common Stock of United States Lime & Minerals, Inc. (the "Company") which may be offered and sold from time to time pursuant to the Company's 1992 Stock Option Plan, as amended (the "Plan"). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plan.

(2) Computed pursuant to paragraph (h) of Rule 457 for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on March 28, 1995, as reported in the Nasdaq National Market.

(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: 1/29th of one percent of the proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.      Plan Information.

             Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.      Registrant Information.

             Omitted as permitted pursuant to Rule 428 and Form S-8.

PROSPECTUS

--------------------------------------------------------------------------------

                      UNITED STATES LIME & MINERALS, INC.

                                 380,000 SHARES

                                  COMMON STOCK
                           ($.10 par value per share)

--------------------------------------------------------------------------------

         This Prospectus relates to an aggregate of up to 380,000 shares (the "Shares") of Common Stock, $.10 par value per share (the "Common Stock"), of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), which may be offered for sale from time to time by any or all of the selling shareholders (the "Selling Shareholders") named herein or to be named in the future by means of supplements to this Prospectus. The Shares offered hereby will have been acquired upon exercise of options granted under the Company's 1992 Stock Option Plan, as amended (the "Plan").

         The Selling Shareholders and certain broker-dealers that participate in the offer and sale of the Shares on behalf of Selling Shareholders may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which case commissions and profits received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers, or agents. The Company will receive none of the proceeds of this offering.

         There is no assurance that any of the Selling Shareholders will sell any of the Shares or that all of the Shares will be sold. The Company's Common Stock trades in the Nasdaq National Market under the symbol USLM. On March 28, 1995, the closing price of the Company's Common Stock was $6.00 per share in the Nasdaq National Market.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UP-
                ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

            --------------------------------------------------------

                 The date of this Prospectus is March 30, 1995.

            --------------------------------------------------------

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor shall there be any sale of such securities, to any person in any jurisdiction in which it is unlawful to make such offer, solicitation, or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Documents Incorporated by Reference . . . . . . . . . . . . . . . . . . . .   3
General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


                             AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements, and other information concerning the Company can be inspected and copies can be obtained, at prescribed rates and during normal business hours, at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including the exhibits filed therewith, which may be inspected, and copies thereof obtained, at the Public Reference Section of the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of the Company filed with the Commission are incorporated by reference into this Prospectus:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         (b) The description of the Common Stock contained in the Company's registration statement on Form 8-A (File No. 0-4197), filed with the Commission under the Exchange Act on December 4, 1969, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company, subsequent to the date of filing of the Registration Statement, pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information that has been or may be incorporated in this Prospectus by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Secretary, United States Lime & Minerals, Inc., 12221 Merit Drive, Suite 500, Dallas, Texas 75251, telephone number (214) 991-8400.


                              GENERAL INFORMATION

         The business of the Company is the production and sale of lime and limestone products. The Company's executive offices are located at 12221 Merit Drive, Suite 500, Dallas, Texas 75251, and its telephone number is (214) 991-8400.

                              SELLING SHAREHOLDERS

         The following table sets forth, as of March 29, 1995, the name of each Selling Shareholder, the nature of any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by each Selling Shareholder prior to the offering described herein, the number of Shares that may be offered and sold for each Selling Shareholder's account pursuant to this Prospectus, and the amount and percentage of Common Stock to be owned by each Selling Shareholder after completion of the offering described herein:

                                                                    Common Stock To
                                                                    Be Owned After
                                                                    the Offering
                          Common Stock                              ------------------
                          Owned Prior to           Shares To
Name and Positions        the Offering1/           Be Sold            Number   Percent
----------------------    ---------------          ---------        ---------- -------
Timothy W. Byrne                47,306               40,000              7,306    2/
Senior Vice President,                                                            -
Chief Financial Officer
Treasurer, Secretary,
and Director (director
since 1991, executive
officer since 1990)

Robert F. Kizer                 70,000               65,000              5,000    2/
President, Chief Execu-                                                           -
tive Officer, and
Director (director and
executive officer since
September 1993)

Robert Murray                   30,357               30,000                357    2/
Vice President of                                                                 -
Operations (execu-
tive officer since
December 1993)


_________________________

1/ Shares of Common Stock issuable under the Plan to Selling Shareholders upon exercise of currently outstanding options, whether or not presently exercisable, are included. Shares of Common Stock owned directly or indirectly by Selling Shareholders under other employee benefit plans of the

         Company, based on the most recent reports furnished to the Selling Shareholders under such plans, are also included.

2/       Less than one percent.

         Each of the Selling Shareholders named above may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders or by their respective pledgees, donees, transferees, or other successors in interest. Such sales may be made in the Nasdaq National Market, otherwise in the over-the-counter market, on one or more securities exchanges, or otherwise at prices and at terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Shareholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         Once the Company has been notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution, or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each such Selling Shareholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and
(f) other facts material to the transaction.

         In addition to any sales of Shares under this Prospectus, the Selling Shareholders may, at the same time, sell any shares of Common Stock owned by them, including Shares covered by this Prospectus, pursuant to Rule 144 under the Securities Act.

         There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares pursuant to this Prospectus other than commissions and discounts of underwriters, dealers, or agents.


                                INDEMNIFICATION

         Section 2.02-1 of the Texas Business Corporation Act, as amended, authorizes the Company to indemnify any director or officer acting in his capacity as such under certain circumstances, which indemnification could by its terms apply to liabilities under the Securities Act. In addition, Section 2.02-1 requires that the Company indemnify any director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. As permitted by Section 2.02-1, the Company's Bylaws require that the Company indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against any judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner specified in the Bylaws, that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the Company, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (iii), in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The Bylaws also require the Company to advance reasonable expenses to a director or officer in certain circumstances, and permit the Company to indemnify and advance expenses to an officer, employee, or agent to such further extent as may be consistent with law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the Texas Business Corporation Act, the Company's ByLaws, or otherwise, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                    EXPERTS

         The consolidated financial statements of the Company and subsidiaries at December 31, 1994, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1993, and for each of the two years in the period ended December 31, 1993, by Aronson, Fetridge & Weigle, independent auditors, as set forth in their respective reports incorporated by reference herein, and are incorporated herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.          Incorporation of Documents by Reference.

                 The following documents, as filed by United States Lime & Minerals, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement and made a part hereof:

                          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                          (b) The description of the Common Stock of the Company contained in the Company's registration statement on Form 8-A (File No. 0-4197), filed with the Commission under the Exchange Act on December 4, 1969, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not applicable.


Item 5.      Interests of Named Experts and Counsel.

             Not applicable.


Item 6.      Indemnification of Directors and Officers.

             Section 2.02-1 of the Texas Business Corporation Act, as amended, authorizes the Company to indemnify any director or officer acting in his capacity as such under certain circumstances. In addition, Section 2.02-1 requires that the Company indemnify any director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

             As permitted by Section 2.02-1, the Company's Bylaws require that the Company indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against any judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined, in the manner specified in the Bylaws, that the person (i) conducted himself in good faith,
(ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the Company, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (iii), in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The Bylaws generally require that the determinations that the person to be indemnified has satisfied the prescribed conduct and belief standards must be made by directors who are not themselves then named defendants or respondents in the proceeding, by a special legal counsel selected by the Board of Directors or a committee thereof, or by shareholders in a vote that excludes the shares held by directors and officers who are named defendants or respondents in the proceeding.

             The Bylaws further require the Company to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding. The Bylaws also require the Company to advance reasonable expenses to a director or officer upon receipt of a good faith affirmation by him that he has met the standard of conduct necessary for indemnification and a written undertaking to repay such advances if it is ultimately determined that he has not met those requirements.

             The Bylaws permit the Company to indemnify and advance expenses to an officer, employee, or agent to such further extent as may be consistent with law, including persons serving another entity in various capacities at the request of the Company. The Bylaws also authorize the Company to purchase and maintain insurance or make other arrangements on behalf of directors, officers, employees, and agents against or in respect of liabilities.

             Any indemnification of or advance of expenses to a director under the Bylaws or any statute must be reported in writing to shareholders not later than the notice of the next shareholders' meeting or the next submission to shareholders of a consent to action without a meeting and, in any event, within the 12-month period immediately following the indemnification or advance.


Item 7.      Exemption from Registration Claimed.

             Not applicable.


Item 8.      Exhibits.

             The following is a list of exhibits filed as part of this Registration Statement:

                   Exhibit
                   Number                            Exhibit
                   -------                           -------
                   4.1                               Restated Articles of Incorporation of the Company
                                                     (incorporated by reference to Exhibit 3(b) to the
                                                     Company's Annual Report on Form 10-K for the
                                                     fiscal year ended December 31, 1993, File No. 0-
                                                     4197).

                   4.2                               Composite Copy of Bylaws of the Company
                                                     (incorporated by reference to Exhibit 3(b) to the
                                                     Company's Annual Report on Form 10-K for the
                                                     fiscal year

                                                     ended December 31, 1991, File No. 0-4197).

                   5                                 Opinion of Morgan, Lewis & Bockius with respect to
                                                     the legality of securities being registered.

                   23.1                              Consent of Ernst & Young LLP.

                   23.2                              Consent of Aronson, Fetridge & Weigle.

                   23.3                              Consent of Morgan, Lewis & Bockius (included in
                                                     Exhibit 5).

                   24                                Powers of Attorney (included on Pages II-6 and II-
                                                     7 of this Registration Statement).


Item 9.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 29, 1995.

                                   UNITED STATES LIME & MINERALS, INC.


                                   By:   Robert F. Kizer
                                      Robert F. Kizer, President
                                      and Chief Executive Officer


                 Each person whose signature appears below constitutes and appoints Robert F. Kizer and Timothy W. Byrne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Robert F. Kizer              President, Chief Executive Officer,    March 29,
-----------------------        and Director (Principal Executive      1995
Robert F. Kizer                Officer)


  Timothy W. Byrne             Senior Vice President, Chief           March 29,
-----------------------        Financial Officer, Treasurer,          1995
Timothy W. Byrne               Secretary, and Director (Principal
                               Financial Officer)

  Larry T. Ohms                Corporate Controller and Assistant     March 29,
-----------------------        Treasurer (Principal Accounting        1995
Larry T. Ohms                  Officer)



  Edward A. Odishaw            Director and Chairman of the Board     March 29,
-----------------------                                               1995
Edward A. Odishaw


  Antoine M. Doumet            Director and Vice Chairman of the      March 29,
-----------------------        Board                                  1995
Antoine M. Doumet

  John J. Brown                Director                               March 29,
-----------------------                                               1995
John J. Brown


  Wallace G. Irmscher          Director                               March 29,
-----------------------                                               1995
Wallace G. Irmscher


  Robert J. Smith              Director                               March 29,
-----------------------                                               1995
Robert J. Smith

                                 EXHIBIT INDEX



Exhibit      Description
-------      -----------

4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 0-
             4197).

4.2          Composite Copy of Bylaws of the Company
             (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-
             4197).

5 Opinion of Morgan, Lewis & Bockius with respect to the legality of securities being registered.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Aronson, Fetridge & Weigle.


23.3         Consent of Morgan, Lewis & Bockius (included in
             Exhibit 5).

24           Powers of Attorney (included on Pages II-6 and
             II-7 of this Registration Statement).